Exhibit 5.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: +808-352-0749
Majuro, MH 96960 - Marshall Islands	Email: dreeder.rmi@gmail.com

March 10, 2023

Danaos Corporation

c/o Danaos Shipping Company Limited

Athens Branch

14 Akti Kondyli

185 45 Piraeus, Greece

Re: Registration on Form F-3

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI. We have acted as special counsel to Danaos Corporation (the “Company”), on matters of RMI law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, of a Registration Statement on Form F-3 (the “Registration Statement”), relating to the registration by the Company of the offering of up to $500,000,000.00 of its Debt Securities, Warrants, Rights, Purchase Contracts, Common Stock, Preferred Stock, Units and Depositary Shares (collectively, the “Securities”). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In rendering this opinion, we have examined originals or electronic photocopies of (i) the Registration Statement and the form of preliminary prospectus included therein, (ii) the form of Indenture to be entered into by the Company and a trustee (exhibit 4.6 to the Registration Statement) (the “Senior Indenture”), (iii) the form of Subordinated Indenture to be entered into by the Company and a trustee (exhibit 4.8 to the Registration Statement) (the “Subordinated Indenture”), and (iv) all such other documents, including certificates of public officials and representatives of the Company, as we have deemed necessary. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as electronic photocopies and the accuracy of the factual representations made to us by officers and other representatives of the Company. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company and applicable RMI law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock or Preferred Stock, including shares of Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (iv) the Registration Statement, and any amendments thereto, will have become effective, (v) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, and (vi) all Securities will be issued in compliance with applicable U.S. federal and state securities and other laws.

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With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) the trustee (the “Trustee”), under the Indentures will be qualified to act as Trustee thereunder and the Indentures will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) with respect to any Senior Debt Securities, the Senior Indenture will have been duly executed and delivered by the Company and the Trustee named therein substantially in the form examined by us, (iii) with respect to any Subordinated Debt Securities, the Subordinated Indenture will have been duly executed and delivered by the Company and the Trustee named therein substantially in the form examined by us, and (iv) with respect to all Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto.

With respect to the issuance and sale of any Warrants, we have further assumed that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the Warrant Agent, (ii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Warrant Agent appointed by the Company, and (iii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company.

With respect to the issuance and sale of any Rights, we have further assumed that (i) a rights agreement with respect to such Rights will have been executed and delivered by the Company and the Rights Agent, (ii) the Rights will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Rights Agent appointed by the Company, and (iii) the Rights will have been issued and delivered by the Company against receipt of the consideration therefor, if any, approved by the Company.

With respect to the issuance and sale of any Purchase Contracts, we have further assumed (i) a purchase agreement with respect to such Purchase Contracts will have been executed and delivered by the parties thereto, and (ii) the Purchase Contracts will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein.

With respect to the issuance and sale of any series of Preferred Stock, we have further assumed that an appropriate statement of designations, or similar instrument setting forth the preferential deferred, qualified or special rights, privileges or conditions with respect to such series of Preferred Stock will have been duly adopted by the Company’s Board of Directors in the form incorporated by reference as an exhibit to the Registration Statement.

With respect to the issuance and sale of any Units, we have further assumed (i) a purchase agreement with respect to such Units will have been executed and delivered by the parties thereto, and (ii) the Units will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein.

With respect to the issuance and sale of any Depositary Shares, we have further assumed that (a) the Company and a depositary (the “Depositary”) will have duly executed and delivered a deposit agreement (the “Deposit Agreement”), pursuant to appropriate corporate authority, (b) the Company’s Board will have taken all necessary corporate action to approve the due and valid issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, and (c) the Depositary Shares have been duly issued by the Depositary and executed and delivered in accordance with the provisions of the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, against receipt of payment of the consideration therefor provided for therein.

This opinion is limited to RMI law as of the date hereof. In rendering our opinion as to the valid existence in good standing of the Company, we have relied solely on a Certificate of Good Standing issued by the Registrar of Corporations of the RMI on March 9, 2023.

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Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

The Company is a corporation incorporated, validly existing and in good standing under the law of the RMI.

Any Securities consisting of Common Stock or Preferred Stock, including any shares of Common Stock or Preferred Stock issuable on conversion, exercise or exchange of other Securities, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable.

Any Securities consisting of Debt Securities, Warrants, Rights, Purchase Contracts, Units or Depositary Shares will constitute legal, valid and binding obligations of the Company and, in the case of Debt Securities, will be entitled to the benefits provided by the applicable Indenture and, in the case of the Depositary Shares, will be validly issued and entitled to the rights to be provided by the applicable Deposit Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters”. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Dennis J. Reeder

Dennis J. Reeder

Reeder & Simpson, P.C.

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